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                                                                  EXHIBIT 23.1A

   As independent public auditors, we hereby consent to the use in this Registration Statement of our reports, dated October 24, 1996 on NorkabelGruppen AS for the year ended December 31, 1995, included in this Registration Statement, and to all references to our Firm included in this Registration Statement.

                                       ARTHUR ANDERSEN & CO.

Oslo, Norway

February 11, 1999